Exhibit 10.5
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.
COMMON STOCK PURCHASE WARRANT
Warrant No. 1
Number of Shares: 43,750
Common Stock
NAMEMEDIA, Inc.
Effective as of July 28, 2006
Void after July 28, 2011
     1. Issuance. This Common Stock Purchase Warrant (the “Warrant”) is issued to morefocus group inc., a Delaware corporation, by NameMedia, Inc., a Delaware corporation (hereinafter with its successors called the “Company”).
     2. Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”) is entitled, at any time and from time to time on or after July 28, 2007 and prior to the expiration of this Warrant, upon surrender of this Warrant with (i) the subscription form annexed hereto, (ii) until the consummation of a Public Offering (as defined below) with gross proceeds to the Company of at least $75 million and a per share price to the public of at least $6.00 per share (as appropriately adjusted for any stock split, combination, reorganization, stock dividend, or similar event), an instrument of adherence, in the form annexed hereto, to that certain Stockholders’ Voting Agreement, dated as February 18, 2005, by and among the Company and the stockholders named therein, as amended from time to time, and (iii) a signature page to the Stock Restriction Agreement by and between the Company and the Holder in the form attached hereto as Exhibit A, each duly executed by or on behalf of the Holder, at the principal office of the Company, to purchase from the Company, at a price per share of $1.00 (the “Purchase Price”), Forty-Three Thousand, Seven Hundred Fifty (43,750) fully paid and nonassessable shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”).
Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.
     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.
     4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X=	Y(A-B) A

where:	X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this Section 4 (the “Determination Date”).

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.
          “Fair Market Value” of a share of Common Stock shall mean:
          (i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering.
          (ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:
               (a) If traded on a securities exchange or the Nasdaq Global Market (including, without limitation, the Nasdaq Global Select Market), the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five-day period ending five trading days prior to the Determination Date;
               (b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five-day period ending five trading days prior to the Determination Date; and
               (c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.
     5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.
     6. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.
     7. Expiration Date. This Warrant shall expire at the close of business on July 28, 2011, and shall be void thereafter.
     8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full.

2.

The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.
     9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.
     10. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 10, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.
     11. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
     12. Notices of Record Date, Etc. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;
          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or
          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least ten days prior to the date specified in such notice on which any such action is to be taken.
     13. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

3.

          (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.
          (b) The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
          (c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.
     14. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.
     15. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:
          (a) Investment Purpose. The right to acquire Common Stock upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.
          (b) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”).
          (c) Private Issue. The Holder understands (i) that the Common Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 15.
          (d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.
     16. Notices, Transfers, Etc.
          (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.
          (b) This Warrant may not be transferred by the Holder with respect to any or all of the shares purchasable hereunder without the prior written consent of the Company. Any transfer of this Warrant by the Holder with respect to any or all of the shares purchasable hereunder shall be subject to compliance with applicable federal and state securities laws. To the extent such transfer is permitted, upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. To the extent such transfer is permitted, upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock

4.

purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
          (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant
     17. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to its principles regarding conflicts of laws.
     18. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.
     19. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in Boston, Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.
[Signature Page Follows]

5.

NameMedia, Inc.

By: /s/ Kelly Conlin Name: Kelly Conlin Title: Chief Executive Officer
[Signature Page to Holdback Warrant]

Subscription

To:

Date:
The undersigned hereby subscribes for                     shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Net Issue Election Notice

To:	Date:
The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Common Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

Assignment

For value received hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                                               its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

Exhibit A
Form of Stock Restriction Agreement

STOCK RESTRICTION AGREEMENT
     STOCK RESTRICTION AGREEMENT made this ___ day of ______, 20___ by and between NameMedia, Inc., a Delaware corporation (the “Company”), and morefocus group, inc., a Delaware corporation (the “Holder”).
WITNESSETH:
     WHEREAS, on the date hereof, the Holder is exercising a Common Stock Purchase Warrant (the “Warrant”), effective as of July 28, 2006, to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); and
     WHEREAS, it is a condition precedent to the exercise of the Warrant and of the purchase of Common Stock pursuant to the Warrant that this Agreement be entered into by the parties hereto.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:
     1. Prohibited Transfers. The Holder shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (collectively, a “Transfer”), all or any part of the shares of Stock (as hereinafter defined) owned by him, her or it except in compliance with the terms of this Agreement. The Company shall not transfer on its books any shares of him, her or its capital stock which are subject to this Agreement unless the provisions hereof have been complied with in full. Any purported transfer by the Holder of Stock without full compliance with the provisions of this Agreement shall be null and void. For the purposes of this Agreement, the term “Stock” shall mean and include all shares of Common Stock issued upon exercise of the Warrant and all other securities of the Company which may be issued in exchange for, or in respect, of such shares.
     2. Right of First Refusal on Dispositions by the Holder.
          (a) Offer. If at any time the Holder wishes to Transfer any or all shares of Stock owned by him, her or it (the “Offered Shares”) pursuant to the terms of a bona fide written offer received from a third party (the “Proposed Transferee”), he, she or it shall submit a written offer to sell such Offered Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which it proposes to sell such shares of Common Stock to such third party (the “Offer”). The Offer shall disclose the identity of the proposed purchaser or transferee, the Offered Shares proposed to be sold or transferred, the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein. The Company and its assignees, if any, shall have the right to purchase for a period of 90 days following delivery of the Offer to the Company, at the price set forth in the Offer, all or any part of the Offered Shares.
          (b) Company Notice of Intent to Purchase. If the Company (or any of its assignees) desires to purchase all or any part of the Offered Shares, the Company (or any such assignee) shall communicate in writing its election to purchase to the transferring Holder, which communication shall state the number of Offered Shares the Company (or any such assignee) desires to purchase and shall be delivered in person or mailed to the transferring Holder within 90 days of the date following delivery of the Offer to the Company. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of such Offered Shares.
          (c) Closing. Sales of the Offered Shares to be sold to the Company (or any of its assignees) pursuant to this Section 2 shall be made at the offices of the Company within 120 days of the date following delivery of the Offer to the Company. Such sales shall be effected by the transferring Holder’s delivery to the Company (or any such assignee) of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the
Company (or any such assignee) against payment to the transferring Holder of the purchase price therefor by the Company (or any such assignee).
          (d) Sale to Third Party. If the Company and its assignees do not purchase all of the Offered Shares within the time frame specified in this Section 2, all of the Offered Shares may be sold by the Holder at any time within 120 days after the date the Offer was made to the Company, subject to full compliance with the other provisions of this Agreement. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of this Section 2. The Offered Shares shall be subject to the restrictions imposed by this Agreement.
          (e) Notwithstanding the foregoing provisions of this Section 2, in no event may the Holder sell any shares of Stock to an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof that is in competition with the products or services created, developed or under development, manufactured or planning to be manufactured, marketed or planning to be marketed, distributed or planning to be distributed, sold or planning to be sold, by the Company.
     3 . Permitted Transfers.
          (a) Anything herein to the contrary notwithstanding, the provisions of Sections 1 and 2 shall not apply to: (i) any transfer of shares of Stock by the Holder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling), to a trust, partnership or limited liability company for the exclusive benefit of such members or, if the Holder is a limited liability company, to the members of such Holder; (ii) any transfer of shares of Stock by the Holder to a trust in respect of which the Holder serves as trustee, provided that the trust instrument governing said trust shall provide that the Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of said shares of Common Stock until the termination of this Agreement; (iii) any sale of Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; and (iv) the sale of substantially all of the capital stock of the Company to another entity in connection with a merger.
          (b) In the event of any such transfer, other than pursuant to subsection (a)(iii) and (iv) of this Section 3, the transferee of the shares of Stock shall hold the shares of Stock so acquired with all the rights conferred by, and subject to all the restrictions imposed by this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an Instrument of Accession in the form of Schedule I agreeing to be bound by the provisions of this Agreement.
     4. Drag Along Rights.
          (a) If (i) a majority of the members of the Board of Directors of the Company approve a Sale of the Company (as defined below) and (ii) the holders of at least seventy percent (70%) in interest of the outstanding shares of the Company’s preferred stock, $0.001 par value per share, acting together as a single class (the “Requisite Holders”), propose to effect (or to cause the Company to effect) a Sale of the Company, the Company may deliver a notice (a “Sale Event Notice”) to the Holder stating that the Requisite Holders propose to effect (or to cause the Company to effect) such transaction (an “Approved Sale”), and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Sale Event Notice, the Holder shall be obligated to Transfer all shares of capital stock of the Company owned by him, her or it in the Sale of the Company at such price and on such terms as specified in the Sale Event Notice; provided, however, that the price and consideration paid may be different for Common Stock and any series or class of preferred stock to the extent that such difference is consistent with the liquidation preferences of such series or classes of preferred stock, as the case may be, set forth in the Company’s certificate of incorporation.
          (b) The closing of any Approved Sale shall be held at such time and place as the Company shall reasonably specify. At such closing, the Holder shall deliver certificates representing the shares of the

Company’s capital stock to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the shares of the Company’s capital stock to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and the Holders shall so represent and warrant.
          (c) In the case of any transaction pursuant to this Section 4, the Holder shall be required to bear its pro rata share (based upon the number of shares of Common Stock sold, on an as-converted basis) of the expenses incurred in connection with such transaction to the extent such costs are incurred for the benefit of all selling securityholders (the “Selling Securityholders”) and are not otherwise paid by the Company or the acquiring party; and the Holder shall be obligated to join on a pro rata basis (based on the number of shares sold) in any representations, warranties, indemnification provisions or other obligations relating to its ownership of the Company’s capital stock as shall be customary in transactions of a similar nature (including without limitation any escrow arrangements) that the Requisite Holders agree to provide in connection with such transaction (other than any such obligations that relate specifically to a particular Selling Securityholder such as indemnification with respect to representations and warranties given by a Selling Securityholder regarding such Selling Securityholder’s title to and ownership of the Selling Securityholder’s shares of Stock, which shall be given by such Selling Securityholder). The Holder shall further represent and warrant that he, she or it is the record and beneficial owner of the shares of the Company’s capital stock to be sold by he, she or it in such transaction. The Holder shall not be obligated in connection with such transaction to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the consideration received by the Holder in connection with such transaction. Costs incurred by they Holder on its own behalf shall not be considered costs of the transaction hereunder.
          (d) The Holder shall to the fullest extent permitted by law take, or cause to be taken, all such actions as may reasonably be requested by the Company in order expeditiously to consummate each Approved Sale and any related transactions, including, without limitation, voting for and raising no objection against the Approved Sale, waiving any dissenters’ or appraisal rights in respect thereof, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Requisite Holders. Without limiting the generality of the foregoing, the Holder shall execute and deliver such agreements and instruments as may be reasonably specified by the Requisite Holders.
          (e) Notwithstanding any provision of this Agreement, the purchase and sale of shares of Common Stock pursuant to this Section 4 shall not be subject to the provisions of Section 2 hereof.
          (f) “Sale of the Company” shall mean (A) any consolidation or merger of the Company into or with any other entity or entities (except a consolidation or merger with or into a wholly-owned subsidiary of the Company, or except a consolidation or a merger in which either (1) the Company’s voting shares outstanding immediately prior to such transaction continue to represent a majority by voting power of the voting shares of the corporation outstanding immediately following the transaction or (2) the shares issued in exchange for the Company’s voting shares outstanding immediately prior to such transaction represent a majority by voting power of the voting shares of the continuing or resulting entity outstanding immediately following the transaction), (B) a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) of a majority by voting power of the voting shares of the Company, or (C) any sale, license, lease or disposition of all or substantially all of the assets of the Company, other than a sale, license, lease or disposition to a direct or indirect wholly-owned subsidiary of the Company.
     5. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall (except that Sections 7, 9, 10, 15 and 18 shall survive the termination of the other provisions of this Agreement) terminate upon the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offering or sale by the Company of its Common Stock in which

(x) the gross proceeds received by the Company shall be at least $75 million, and (y) the price paid by the public for such shares shall be at least $6.00 per share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, or similar event).
     6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or three (3) days after mailing by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to the Holder at its address set forth on the signature page hereto or on the Instrument of Accession pursuant to which he, she or it became a party to this Agreement.
     7. Lock-up Agreement. The Holder hereby agrees in connection with the initial underwritten public offering of securities of the Company, upon the request of the principal underwriter managing the initial public offering of the Company, not to sell publicly any shares of Common Stock now owned or hereafter acquired by him and subject to this Agreement without the prior written consent of such underwriter for a period of 180 days from the consummation of such initial underwritten public offering (which period may be extended up to 214 days from the consummation of such initial underwritten public offering to comply with NASD Rule 2711 or any successor rule).
     8. Failure to Deliver shares of Stock. If the Holder becomes obligated to sell any shares of Common Stock owned by, or held for the benefit of, such Holder to the Company under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, (a) cancel on its books the certificate(s) representing the shares of Common Stock to be sold If the Holder transfers any shares to a Buyer in violation of this Agreement, the Company may cancel on the books of the Company any shares of capital stock then held by the Holder, and the Holder agrees to purchase from the Buyers and any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.
     9. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.
          10. Legend. During the term of this Agreement the certificate(s) evidencing the shares of Common Stock subject to this Agreement may be inscribed by the Company with the following legend, or one substantially similar thereto:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A STOCK RESTRICTION AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.
     11. Entire Agreement. This Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.
     12. Waivers and Further Agreements. Any of the provisions, covenants or conditions in this Agreement for the benefit of a party may be waived by such party hereto by an instrument in writing executed and delivered by such party. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     13. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) the Company and (ii) the holders of at least a majority in interest of the shares of Stock subject to this Agreement.
     14. Transfers, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm, company or other entity to whom any shares of Stock are transferred (even if in violation of the provisions of this Agreement) and the heirs, executors, personal representatives, successors and assigns of such person, firm, company or other entity.
     15. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
     16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.
     17. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
     18. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without giving effect to its principles of conflicts of laws .
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     IN WITNESS WHEREOF, the undersigned have executed this Stock Restriction Agreement as a sealed instrument as of the day and year first above written.

NAMEMEDIA, INC.

By:

Name:
Title:

HOLDER:

MOREFOCUS GROUP, INC.

By:

Name:
Title:

SCHEDULE I
NAMEMEDIA, INC.
INSTRUMENT OF ACCESSION
     The undersigned,                     , as a condition precedent to becoming the owner or holder of record of                       (            ) shares of the common stock, par value $                     per share, of NameMedia, Inc., a Delaware corporation (the “Company”), hereby agrees to become a Holder under that certain Stock Restriction Agreement dated as of                     , 20               by and among the Company and the other parties named therein. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stock Restriction Agreement immediately upon execution and delivery to the Company of this Instrument.
     IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

NAMEMEDIA, INC.

By:
Name:
Title:

Date:

1.